UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2022

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chief Financial Officer

Effective August 8, 2022, Jason Roswig, 45, will serve as President and Chief Financial Officer of Skillz Inc. (the “Company”). Mr. Roswig currently serves as a Managing Director in Blackstone's Private Equity and Portfolio Operations groups where he has oversight of the financial and operating performance of Blackstone's technology portfolio, since 2019. Prior to Blackstone, Mr. Roswig served as an Expert Associate Partner in McKinsey & Company's Corporate Finance and Organization practices from 2012-2018. Prior to McKinsey & Company, Mr. Roswig served in a variety of Corporate Development roles at General Electric from 2000-2012. Mr. Roswig holds an MBA from Columbia Business School and a Bachelor of Arts degree in Economics and German from Bowdoin College.

Under an offer letter that Mr. Roswig entered into with the Company approved by the Company’s Board of Directors on June 24, 2022,, he will be paid a salary of $500,000.00 per year. He will also be eligible to receive annual target incentive compensation of $500,000.00 (pro-rated for 2022), subject to achievement of certain performance goals. The Company will also grant to Mr. Roswig a restricted stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $15,000,000.00. Such grant vests 25% on the first anniversary of Mr. Roswig’s start date and the remainder vests in 12 substantially equal quarterly installments, in each case subject to continuous service with the Company through each applicable vesting date, provided that the grant vests in full if Mr. Roswig is terminated without cause following a change of control of the Company. In addition, the Company will also grant to Mr. Roswig a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $5,000,000.00. Such grant vests over four one-year periods, with pro-rata vesting for the first and last performance periods, in each case subject to continuous service with the Company through each applicable vesting date and the attainment of certain corporate performance goals. Mr. Roswig will also receive a one-time signing bonus in the amount of $200,000.00, which is repayable to the Company if Mr. Roswig voluntarily leaves the Company within twelve (12) months of his start date or is terminated for cause.

Departing Chief Financial Officer

On June 29, 2022, Ian Lee, the Company’s Chief Financial Officer and the Company entered into a transition and release agreement providing for the termination of Mr. Lee’s employment as Chief Financial Officer of the Company, effective August 5, 2022 (the “Transition Agreement”). Under the Transition Agreement, Mr. Lee will continue to be paid his current base salary during his employment with the Company. Once the Transition Agreement becomes effective, the Company will waive his obligation to repay the signing bonus under his offer letter with the Company, dated May 1, 2021 and the Company will pay Mr. Lee’s COBRA premiums through December 31, 2022. The Transition Agreement also contains cooperation and non-disparagement provisions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Transition and Release Agreement dated June 29, 2022 between Ian Lee and the Company
99.1	Press Release dated June 30, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Charlotte Edelman
	Name:	Charlotte Edelman
	Title:	General Counsel & Secretary
Date: June 30, 2022